UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 22, 2008

Date of Report (Date of earliest event reported)

THE PNC FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 001-09718

Pennsylvania	25-1435979
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(Address of principal executive offices, including zip code)

(412) 762-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On April 22, 2008, James E. Rohr, Chairman and Chief Executive Officer of The PNC Financial Services Group, Inc. (the “Corporation”), gave a presentation at the Corporation’s 2008 Annual Meeting of Shareholders pertaining to financial and business performance and strategies accompanied by a series of electronic slides. A copy of these slides and related material is included in this report as Exhibit 99.1 and is furnished herewith.

Item 8.01	Other Events

The following clarifies remarks made by Mr. Rohr in the question and answer session following the Annual Meeting of Shareholders of the Corporation held on April 22, 2008:

1.	None of the loans in the commercial mortgage held for sale portfolio were nonperforming at the end of the first quarter of 2008.

2.	The Corporation reported an increase in adjusted earnings for 2007 as compared to 2006 (as described in the slides and related materials included herewith as Exhibit 99.1). The Corporation has not reported first quarter 2008 earnings on any basis other than in accordance with generally accepted accounting principles.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The exhibit listed on the Exhibit Index accompanying this Form 8-K is furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC. (Registrant)

Date: April 22, 2008	By:	/s/ Samuel R. Patterson
Samuel R. Patterson Controller

EXHIBIT INDEX

Number	Description	Method of Filing

99.1	Slide presentation and related material for the Corporation’s 2008 Annual Meeting of Shareholders	Furnished herewith